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                             EXHIBIT 3.161.2

                                BYLAWS OF

                 COCOLA MEDIA CORPORATION OF SAN FRANCISCO
                         A CALIFORNIA CORPORATION



                                ARTICLE I

                                 OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is hereby fixed and located at:

                          706 W. Herndon Avenue
                            Fresno, California.

The Board of Directors is hereby granted full power and authority to change the location of said principal executive office.

     Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                               ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. All annual meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California which may be designated either by the Board of Directors, pursuant to authority hereinafter granted to said Board, or written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the third Friday in April at 10:00 a.m. If said day shall fall on a legal holiday, then such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered and any other business within the power of the shareholders may be transacted.

     Written notice of each annual meeting shall be given to each shareholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address as the same appears on the books of the corporation or as given by him to the





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corporation for the purpose of notice.  If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto and publication, if any, shall be made not less than ten or more than 60 days before each annual meeting, and shall specify the place, date and hour of such meeting, and shall also state the names of the nominees intended to be presented by the management for election and the general nature of those matters which the Board of Directors, at the time of mailing notice of the meeting, intends to present for action by the shareholders and the general nature of any proposal to (a) approve a transaction or transactions between the corporation and a director or the corporation and any other corporation having interrelated directors, or (b) to approve the principal terms of a reorganization, or (c) to elect voluntarily to wind up and dissolve the corporation, or (d) to adopt a plan of distribution of shares, securities or any consideration other than money in the process of winding up, or (e) to amend the Articles of Incorporation, except to extend the term of the corporation's existence or to effect only a stock split so long as the corporation has only one class of shares outstanding.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or the Chairman of the Board, or by the Board of Directors, or by one or more shareholders holding not less than ten percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notice of any special meeting shall specify, in addition to the place, date and hour of such meeting, the general nature of the business to be transacted.

     Section 4. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum no other business may be transacted at any such meeting.

     When any shareholders' meeting, either annual or special, is adjourned for 45 days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of an adjournment or of the business


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to be transacted at an adjourned meeting, other than by announcement at the meeting at which adjournment is taken.

     Section 5. VOTING. At all meetings of shareholders every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in his own name on the stock records of the corporation. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled or to distribute his votes on the same principle among as many candidates as he shall think fit; provided that no shareholder shall be entitled to cumulate his votes unless the name or names of the candidate or candidates for whom such votes are cast has or have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting of his intention to cumulate his votes. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

     Section 6. QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, so long as any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 8. ACTION WITHOUT MEETING. Any action which may be taken at a meeting of shareholders, either annual or special, may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to


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authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval of any of the transactions described in clauses (a) through (e) of Section 2 of this Article without a meeting by less than unanimous written consent shall be given at least ten days before consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing thereto. Any shareholder giving a written consent, or such shareholder's agent or transferee or personal representative, may revoke the consent given by such shareholder by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize or approve the proposal have been filed with the Secretary of the corporation, but may not do so thereafter. Directors, other than a director elected to fill a vacancy not filled by the directors by the written consent of a majority of the outstanding shares entitled to vote, may not be elected by written consent except by the unanimous written consent of all shares entitled to vote.

     Section 9. PROXIES. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless the shareholder executing it specifies therein a greater length of time for which such proxy is to continue in force.

     Section 10. INSPECTORS. Prior to any meeting of shareholders, the Board of Directors may appoint any person or persons (other than nominees for office) inspector or inspectors of election for such meeting and any adjournment thereof. If no such inspector or inspectors are appointed, the chairman of the meeting may, and upon the request of any shareholder or his proxy present at the meeting shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting at the request of a shareholder or proxy, the majority of shares represented shall determine whether one or three inspectors shall be appointed. If any person appointed to be an inspector fails or refuses to appear or act, the office may be declared vacant and the vacancy filled by appointment by the Board of Directors prior to the meeting or by the chairman of the meeting.

     The duties of the inspectors shall be as prescribed by the Corporations Code of the State of California and shall include: determining the number of shares outstanding and the





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voting power of each; determining the shares represented and the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving and tabulating votes, ballots or consents; hearing and ruling on all challenges and questions arising with respect to any vote; determining the results of each vote, and such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                ARTICLE III

                                 DIRECTORS

     Section 1. POWERS. Subject to limitations of the Articles of Incorporation, of these Bylaws and of the General California Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

     First: To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service;

     Second: To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws, as they may deem best;

     Third: To change the principal executive office of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best; provided such seal and such certificates shall at all times comply with the provisions of law;

     Fourth: To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful;





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     Fifth:  To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor;

     Sixth: To appoint an Executive Committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the corporation, except with respect to (a) the approval of any action for which shareholders' approval or approval of the outstanding shares is required, (b) the filling of vacancies on the Board of Directors or on any committee appointed thereby, (c) fixing the compensation of directors, (d) amendment, repeal or adoption of bylaws, (e) amendment or repeal of any resolution of the Board of Directors which by its express terms may not be so amended or repealed, (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, or (g) the appointment of other committees. The Executive Committee shall be composed of one or more directors.

     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be one until changed by amendment of this
Section 2, duly adopted by the vote or written assents of the shareholders entitled to exercise a majority of the voting power of the corporation, and if it is proposed to reduce the authorized number of directors below five the amendment cannot be adopted if the number of votes cast against adoption or the shares not consenting in writing are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. Directors need not be shareholders of the corporation.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

     Section 4. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders, provided, that the directors may fill vacancies occurring in the Board by reason of the removal of directors only if these Bylaws (or this specific bylaw) shall have been adopted or ratified by the shareholders.





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     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 5. PLACE OF MEETING. Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all members of the Board participating in the meeting can hear one another, and all such members shall be deemed present in person at such meeting.

     Section 6. ORGANIZATION MEETING. Immediately following each annual meeting of the shareholders and immediately following each special meeting of the shareholders at which members of the Board of Directors are elected or reelected, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby waived.

     Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call on the 15th day of each month, at 10:00 a.m. of said day. If said day should fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby waived.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, by any two directors, by the President, or by any Vice President.





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     Written or telephone notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other courier, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is delivered personally or by telephone or telegram, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. In case such notice is mailed or delivered by courier, it shall be deposited in the United States mail or delivered to another courier in the place in which the principal office of the corporation is located at least four days prior to the time of the holding of the meeting. Mailing, telegraphing, telephoning or personally delivering such notice as above provided shall be due, legal and personal notice to such director.

     Section 9. WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business (except to adjourn as hereinafter provided), unless the authorized number of directors is one, in which case one director constitutes a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation.

     Section 11. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 12. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

     Section 13. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors,


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but by resolution of the Board a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 14. ACTION WITHOUT MEETING. Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

                                ARTICLE IV

                                 OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more vice presidents, and one or more assistant secretaries or treasurers and such other officers as may be appointed in accordance with the Provisions of Section 3 of this Article. Officers other than the Chairman of the Board need not be directors. One person may hold two or more offices.

     Section 2. ELECTION. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers need not be shareholders of the corporation.

     Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board or by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later


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time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, removal, resignation, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 8. VICE PRESIDENT. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these Bylaws.

     Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.


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     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by law or by these Bylaws to be given, and he shall keep the seal of the corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation and have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

                                   ARTICLE V

                                 MISCELLANEOUS

     Section 1. RECORD DATE AND CLOSING STOCK BOOKS. The Board of Directors may fix a time in the future, not exceeding 60 days or less than ten days preceding the date of any meeting of shareholders and not exceeding 60 days preceding the date fixed for the payment of any dividend or distribution or for the allotment of rights or when any change or conversion or exchange of shares shall go into effect or when any other action requiring or permitting use of a record date is to occur, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution or any such allotment or rights or to





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exercise the rights in respect to any such change, conversion or exchange, and the shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of any such period.

     Section 2. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Directors.

     Section 3. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

     Section 4. STOCK. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed by the President or Vice President and the Secretary or Assistant Secretary certifying to the number of shares owned by him. Where, however, such certificate is countersigned by a transfer agent or an assistant transfer agent, or by a transfer clerk acting in behalf of the corporation and a registrar, the signatures of the President and the Secretary may be facsimile.

     In case any officer who has signed or whose facsimile signature has been used on a certificate has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate, or certificates, or whose facsimile signature, or signatures, shall have been used thereon, had not ceased to be such officer of the corporation, if such certificate is countersigned by the transfer agent and registered by the registrar of such stock.

     Transfers of stock shall be made only upon the transfer books of the corporation kept at the office of the corporation or respective transfer agents designated to transfer the stock, and





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before a new certificate is issued the old certificate shall be surrendered for cancellation.

     Registered shareholders only shall be entitled to be treated by the corporation as the holders-in-fact for the stock standing in their respective names. Unless the same is shown on the certificate evidencing such share, the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person whether or not it shall have express or other notice thereof except as expressly provided by the laws of California, by any agreement to which the corporation is a party or by any agreement among the holders of all of the issued and outstanding shares of which the corporation has notice.

     In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, if any, in such sum as the Board of Directors may provide, and the satisfaction of such other reasonable requirements as may be imposed by the Board of Directors.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of capital stock of the corporation not inconsistent with the laws of California and the Articles of Incorporation and these Bylaws.

     Section 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

     Section 6. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in this state the original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours





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




     Section 7. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                               ARTICLE VI

                               AMENDMENTS

     Section 1. POWER OF SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders.

     Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article VI to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.


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

                             CERTIFICATE OF SECRETARY


     I, the undersigned, certify:

     (1) That I am the duly elected and acting Secretary of COCOLA MEDIA CORPORATION OF SAN FRANCISCO, a California corporation; and

     (2) That the foregoing Bylaws, comprising 15 pages, constitute the original Bylaws of said corporation as duly adopted by the incorporator of said corporation on January 10, 1997, and that said Bylaws have not been amended, modified or revoked.

     Dated:  January 10, 1997.



                                                       ---------------------
                                                          Gary M. Cocola
                                                            Secretary

TPA3-559376


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